    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2007
                                                     REGISTRATION NO. 333-144029
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                   UWINK, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                 87-0412110
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)

                                      5812
                          (Primary Standard Industrial
                           Classification Code Number)

                                16106 HART STREET
                              VAN NUYS, CALIFORNIA
                                 (818) 909-6030
(Address and telephone number of principal executive office and principal place of business)

                                 NOLAN BUSHNELL
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                                16106 HART STREET
                           VAN NUYS, CALIFORNIA 91406
                                 (818) 909-6030
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

     IRA I. ROXLAND, ESQ.                           DOUGLAS S. ELLENOFF, ESQ.
SONNENSCHEIN NATH & ROSENTHAL LLP                  LAWRENCE A. ROSENBLOOM, ESQ.
  1221 AVENUE OF THE AMERICAS                     ELLENOFF GROSSMAN & SCHOLE LLP
    NEW YORK, NEW YORK 10020                          370 LEXINGTON AVENUE
                                                     NEW YORK, NEW YORK 10017

                           PATRICIA K. GARRINGER, ESQ.
                        SONNENSCHEIN NATH & ROSENTHAL LLP
                                4520 MAIN STREET
                           KANSAS CITY, MISSOURI 64110


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: This Post-Effective Amendment deregisters those units that remain unsold as of the effective date hereof.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 -------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                          DEREGISTRATION OF SECURITIES

On November 2, 2007, uWink, Inc. filed a Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2, previously declared effective on August 10, 2007 (Registration No. 333-144029), which registered up to $15,000,000 of units consisting of common stock and warrants to purchase common stock. The Post-Effective Amendment No. 1 was declared effective on November 6, 2007. On November 7, 2007, uWink completed the sale of 5,191,750 shares of common stock and warrants to purchase 5,491,750 shares of common stock registered on the Form SB-2. No further sales of units were effected under the Form SB-2 after November 7, 2007.

This Post-Effective Amendment No. 2 to the Form SB-2 deregisters all of the units that remain unsold as of the effective date hereof.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in Van Nuys, California on November 21, 2007.

                           UWINK, INC.

                           BY: /s/ NOLAN K. BUSHNELL
                               -------------------------------------------------
                               NOLAN K. BUSHNELL
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      NAME/SIGNATURE                         TITLE                         DATE
      --------------                         -----                         ----

/s/ NOLAN K. BUSHNELL            Chief Executive Officer              November 21, 2007
-----------------------------    (principal executive officer)
Nolan K. Bushnell


/s/ PETER F. WILKNISS            Chief Financial Officer              November 21, 2007
-----------------------------    (principal financial and
Peter F. Wilkniss                accounting officer)


/s/ ELIZABETH J. HELLER*         Director                             November 21, 2007
-----------------------------
Elizabeth J. Heller


/s/ KEVIN W. MCLEOD*             Director                             November 21, 2007
-----------------------------
Kevin W. McLeod


/s/ BRADLEY N. ROTTER*           Director                             November 21, 2007
-----------------------------
Bradley N. Rotter

*BY: /S/ PETER F. WILKNISS
--------------------------------------
PETER F. WILKNISS, ATTORNEY-IN-FACT


